Exhibit 99.1

Form 3-Continuation Sheet — Joint Filer Information

This Statement on Form 3 is filed by Vista Equity Partners Fund III GP, LLC, VEFIIGP, LLC, and Robert F. Smith. The principal business address of each of the Reporting Persons is c/o Vista Equity Partners, 150 California Street, 19th Floor, San Francisco, California 94111.

Name of Designated Filer: Vista Equity Partners Fund III GP, LLC
Date of Event Requiring Statement: October 10, 2008
Issuer Name and Ticker or Trading Symbol: SumTotal Systems, Inc. (SUMT)

IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this Exhibit 99.1 to the Statement of Form 3 as of October 15, 2008.

VISTA EQUITY PARTNERS FUND III GP, LLC

By: /s/ John Warnken-Brill
Name: John Warnken-Brill, Attorney-in-Fact

VEFIIGP, LLC

By: /s/ John Warnken-Brill Name: John Warnken-Brill, Attorney-in-Fact

ROBERT F. SMITH

By: /s/ John Warnken-Brill Name: John Warnken-Brill, Attorney-in-Fact